                                                                  EXHIBIT 23(1)


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Registration Statement (Form S-4) and related Prospectus of Arrow Electronics, Inc. for the registration of 4,859,638 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1994, with respect to the consolidated financial statements and schedules of Arrow Electronics, Inc. included in its Annual Report (Form 10K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                                            ERNST & YOUNG



New York, New York
June 30, 1994